Exhibit (a)(1)(v)

Offer to Purchase for Cash

All Outstanding Shares of Common Stock

of

Foundation Medicine, Inc.

at

$137.00 Net per Share

Pursuant to the Offer to Purchase Dated July 2, 2018

by

062018 Merger Subsidiary, Inc.

a wholly owned subsidiary of

Roche Holdings, Inc.

THE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, AT THE END OF THE DAY ON MONDAY, JULY 30, 2018, UNLESS THE OFFER IS EXTENDED OR EARLIER TERMINATED.

To Our Clients:

Enclosed for your consideration are the Offer to Purchase dated July 2, 2018 (the “Offer to Purchase”) and the related Letter of Transmittal (as it may be amended or supplemented from time to time, the “Letter of Transmittal” and, together with the Offer to Purchase, collectively the “Offer”) in connection with the offer by 062018 Merger Subsidiary, Inc., a Delaware corporation (“Purchaser”) and a wholly owned subsidiary of Roche Holdings, Inc., a Delaware corporation (“Parent”), to purchase all outstanding shares of common stock, par value $0.0001 per share (the “Shares”), of Foundation Medicine, Inc., a Delaware corporation (“FMI”), for $137.00 per Share (the “Offer Price”), net to the seller in cash, without interest, subject to any withholding of taxes required by applicable law and upon the terms and subject to the conditions set forth in the Offer. Also enclosed is FMI’s Solicitation/Recommendation Statement on Schedule 14D-9.

We or our nominees are the holder of record of Shares held for your account. A tender of such Shares can be made only by us or our nominees as the holder of record and pursuant to your instructions. The enclosed Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender Shares held by us or our nominees for your account.

We request instructions as to whether you wish us to tender any or all of the Shares held by us or our nominees for your account, upon the terms and subject to the conditions set forth in the Offer.

Your attention is directed to the following:

1.	The Offer Price is $137.00 per Share, net to the seller in cash, without interest, subject to any required withholding of taxes and upon the terms and subject to the conditions set forth in the Offer.

2.	The Offer is being made for all outstanding Shares.

3.

The Offer is being made pursuant to the Agreement and Plan of Merger, dated as of June 18, 2018 (the “Merger Agreement”), among FMI, Parent and Purchaser. The Merger Agreement provides, among other things, that as soon as practicable after consummation of the Offer and subject to the satisfaction or waiver of the other conditions set forth in the Merger Agreement, Purchaser will merge with and into FMI (the “Merger”), with FMI continuing as the surviving corporation and a wholly owned subsidiary of Parent. At the effective time of the Merger, each outstanding Share (other than shares held by FMI, any of its subsidiaries, Parent, Purchaser or any other subsidiary of Parent, or any stockholders who have properly exercised their appraisal rights under Section 262 of the Delaware General Corporation Law (the “DGCL”)) will be converted into the right to receive the Offer Price, net to the seller in cash, without interest, subject to any required withholding of taxes. No appraisal rights are available in connection with the Offer. However, pursuant to the DGCL, if the Merger is consummated, stockholders who do not tender their Shares in the Offer will have the right, by fully complying with the applicable provisions of Section 262 of the DGCL, to choose not to accept the consideration payable for their Shares pursuant to the Merger, and instead to demand an appraisal of their Shares by the Court of Chancery of the State of Delaware and receive a cash payment of the “fair value” of their Shares as of the effective time of the Merger as determined by the Court of Chancery of the State of Delaware. The “fair value” of such Shares as of the effective time of the Merger may be more than, less than, or equal to the Offer Price. The Merger Agreement is more fully described in Section 13 of the Offer to Purchase.

4.	The Board of Directors of FMI (the “FMI Board”) has, based on the unanimous recommendation of a special committee comprised solely of independent directors, duly and unanimously (with all directors designated by Parent or its affiliates abstaining) (i) determined the Merger Agreement and the other transactions contemplated thereby, including the Offer and the Merger, to be fair to, and in the best interests of, FMI and its stockholders (other than Roche Holding Ltd and its affiliates); (ii) approved, adopted and declared advisable the Merger Agreement and the other transactions contemplated thereby, including the Offer and the Merger, in accordance with the requirements of DGCL; (iii) resolved that the Merger shall be governed by and effected without a stockholders’ meeting pursuant to Section 251(h) of the DGCL and that such Merger shall be consummated as soon as practicable following the closing of the Offer; and (iv) recommended that the holders of the Shares accept the Offer and tender their Shares pursuant to the Offer. FMI has been advised that all of its directors and executive officers intend to tender all of their transferable Shares pursuant to the Offer.

5.	The Offer and withdrawal rights expire at 12:00 midnight, New York City time, at the end of the day on Monday, July 30, 2018, unless the Offer is extended (as it may be extended, the “Expiration Time”).

6.	The Offer is conditioned upon, among other things, (1) there being validly tendered in accordance with the terms of the Offer and not validly withdrawn, prior to the expiration of the Offer, a number of Shares that represents at least a majority of the Shares outstanding not owned by Parent or its affiliates (referred to as the “Minimum Condition”) and (2) other customary closing conditions. These and other conditions to the Offer are described in Sections 15 and 16 of the Offer to Purchase.

7.	Any stock transfer taxes applicable to the sale of Shares to the Purchaser pursuant to the Offer will be paid by the Purchaser, except as otherwise set forth in Instruction 6 of the Letter of Transmittal. However, federal income tax backup withholding at a current rate of 24% may be required, unless the required taxpayer identification information is provided and certain certification requirements are met, or unless an exemption is established. See Instruction 8 of the Letter of Transmittal.

If you wish to have us or our nominees tender any or all of your Shares, please complete, sign, detach and return the instruction form below. An envelope to return your instructions to us is enclosed. If you authorize tender of your Shares, all such Shares will be tendered unless otherwise specified on the instruction form. Your prompt action is requested. Your instructions should be forwarded to us in ample time to permit us to submit a tender on your behalf by the Expiration Time.

The Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of Shares in any jurisdiction in which the making of the Offer or acceptance thereof would not be in compliance with the laws of such jurisdiction. In those jurisdictions where the applicable laws require that the Offer be made by a licensed broker or dealer, the Offer will be deemed to be made on behalf of Purchaser by one or more registered brokers or dealers licensed under the laws of such jurisdiction to be designated by Purchaser.

Instruction Form with Respect to

Offer to Purchase for Cash

All Outstanding Shares of Common Stock

of

Foundation Medicine, Inc.

at

$137.00 Net per Share

Pursuant to the Offer to Purchase Dated July 2, 2018

by

062018 Merger Subsidiary, Inc.

a wholly owned subsidiary of

Roche Holdings, Inc.

The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase dated July 2, 2018 and the related Letter of Transmittal (collectively, as may be amended or supplemented from time to time, the “Offer”), in connection with the offer by 062018 Merger Subsidiary, Inc., a Delaware corporation (“Purchaser”) and a wholly owned subsidiary of Roche Holdings, Inc., a Delaware corporation (“Parent”), to purchase all outstanding shares of common stock, par value $0.0001 per share (the “Shares”), of Foundation Medicine, Inc., a Delaware corporation (“FMI”), at a purchase price of $137.00 per Share, net to the seller in cash, without interest, subject to any required withholding and upon the terms and subject to the conditions set forth in the Offer.

The undersigned hereby instruct(s) you to tender to Purchaser the number of Shares indicated below (or if no number is indicated below, all Shares) held by you or your nominees for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer furnished to the undersigned. The undersigned understands and acknowledges that all questions as to the validity, form and eligibility (including time of receipt) and acceptance for payment of any tender of Shares made on my behalf will be determined by Purchaser in its sole discretion.

The method of delivery of this Instruction Form is at the election and risk of the tendering stockholder. This Instruction Form should be delivered to us in ample time to permit us to submit the tender on your behalf prior to the expiration of the Offer.

Number of Shares to be Tendered:	SIGN HERE

Shares*	Signature(s)

Dated
Name(s) (Please Print)

Address(es)

(Zip Code)

Area Code and Telephone Number

Taxpayer Identification or Social Security Number

*	Unless otherwise indicated, it will be assumed that all Shares held for the undersigned’s account are to be tendered.